UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported November 5, 2008

BLACKBIRD PETROLEUM CORPORATION
 (Name of Small Business issuer in its charter)

Nevada	000–53335	20-5965988
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1630 York Avenue
Main Floor
New York, New York 10028
(Address of principal executive offices)
Registrant’s telephone number (212)315-9705

Ark Development, Inc.
4225 New Forrest Drive
Plano, Texas 75093
 (Former name or former address, if changed since last report)

Copies to:
Marc Ross, Esq.
Jonathan R. Shechter, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Fl.
New York, New York 10006
(212)930-9700
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01           Other Events

    Effective November 26, 2008, Blackbird Petroleum Corporation (the “Company”) changed its name from Ark Development, Inc. to Blackbird Petroleum Corporation.  The name change was effected by way of the merger of Ark Development, Inc. with and into its wholly owned subsidiary, Blackbird Petroleum Corporation, a Nevada corporation. A copy of the filed Articles of Merger are being filed herewith. The Board of Directors of the Company approved the name change on November 5, 2008.

    In addition, on November 5, 2008, the Board of Directors of the Company approved a stock dividend, whereby two shares of common stock of the Company would be issued for every one share of common stock (the "Dividend"). The record date for the Dividend was established as November 25, 2008, and the Dividend was issued on December 5, 2008.

Item 9.01           Financial Statements and Exhibits

 (d)           Exhibits

Exhibit Number	Description
2.1	Articles of Merger between Ark Development, Inc. and Blackbird Petroleum Corporation filed with the Secretary of State of Nevada on November 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blackbird Petroleum Corporation

Date: January 26, 2009	By:	/s/ Antonio Tremino
Antonio Tremino
Chief Executive Officer